UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 14, 2021

Regional Health Properties, Inc.

(Exact Name of Registrant as Specified in Charter)

Georgia	001-33135	81-5166048
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

454 Satellite Boulevard, NW

Suite 100

Suwanee, Georgia 30024

(Address of Principal Executive Offices, and Zip Code)

(678) 869-5116

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	RHE	NYSE American
10.875% Series A Cumulative Redeemable Preferred Stock, no par value	RHE-PA	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed, Regional Health Properties, Inc. (the “Company”), through one of its subsidiaries, owns an assisted living facility (“ALF”) and a specialty care, or memory care, ALF (“SCALF”), each located at 509 Pineview Avenue, Glencoe, Alabama (the ALF and the SCALF, together, the “Facility”), which Facility the Company leases to CRM of Meadowood, LLC (“CRM”). On December 14, 2021, CRM and the Alabama Department of Public Health (the “Department”) entered into two Consent Agreements (one for the ALF and one for the SCALF) pursuant to which CRM will no longer be permitted to operate or manage the Facility. On December 14, 2021, the State Board of Health for the State of Alabama issued final administrative Consent Orders with respect to the Consent Agreements.

The Consent Agreements provide, among other things, that: (i) on or before March 1, 2022, a new entity or individual responsible for the operation and management of the Facility shall be identified; (ii) on or before April 1, 2022, the operation and management of the Facility shall be relinquished to an entity or individual approved and licensed by the Department to operate the Facility, effective April 1, 2022 or on such earlier date as may be agreed upon with the Department; and (iii) by April 15, 2022, if a proposed entity or individual has not received a license to operate the Facility, or if for other reasons the operation and management of the Facility is not or cannot be relinquished to an entity or individual licensed by the Department to operate the Facility, then the Facility shall (a) on April 15, 2022, send a written notice of discharge to each resident or resident sponsor, and (b) provide for the safe and appropriate discharge of each resident, and close and cease all operation of the Facility, on or before June 1, 2022.

The Company leases the Facility to CRM pursuant to a long-term, triple net operating lease, executed May 1, 2017, which provides for: (i) a 13-year initial term with one five-year renewal option; (ii) base rent of $37,500 per month; (iii) a rental escalator of 2.0% per annum in the initial term and 2.5% per annum in the renewal term; and (v) a security deposit equal to one month of base rent. The Consent Orders constitute an event of default by CRM under the lease, and the Company intends to exercise all of its rights and remedies under the lease and applicable law, including the termination of the lease.

CRM is an affiliate of C. Ross Management, LLC (“CR Management”). In addition to the Facility, the Company leases to affiliates of CR Management five of the Company’s facilities pursuant to triple net operating leases. For additional information regarding our relationship with affiliates of CR Management, see our consolidated financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2020 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021.

Additionally, pursuant to the $3.5 million mortgage loan dated October 1, 2022 between the Company and the lender, the Exchange Bank of Alabama, (the “Meadowood Credit Facility”), the Company must obtain written consent from the Exchange Bank of Alabama to lease the Facility to the proposed entity or individual approved by the Department. The Meadowood Credit Facility is cross collateralized with a $5.1 million mortgage loan dated September 30, 2021, owed to the Exchange Bank of Alabama (the “Coosa Credit Facility”). The Coosa Credit Facility is secured by the assets of the Company’s subsidiary Coosa Nursing ADK, LLC (“Coosa”) which owns the 124-bed skilled nursing facility located in Glencoe, Alabama (the “Coosa Facility”) and the assets of the Company’s subsidiary Meadowood Property Holdings, LLC which owns the Facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 20, 2021	REGIONAL HEALTH PROPERTIES, INC.

/s/ Brent Morrison
Brent Morrison
Chief Executive Officer and President

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